Exhibit 99.B11


Letterhead
Deloite & Touche LLP
50 Fremont Street            Telephone (415)247-4000
San Francisco CA 94105-2230 Facsimile (415) 247-4329



INDEPENDENT AUDITORS' CONSENT

Polynous Growth Fund:

We consent to (a) the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-04983 of
Polynous Growth Fund on Form N-1A of our report dated August 28, 1998 incorporated by reference in the Statement of Additional Information and (b) the reference to us under the captions "Financial Highlights" appearing in the Prospectus which is also part of such Registration Statement.

/s/DELOITE & TOUCHE

November 24, 1998